UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE

SECURITIES EXCHANGE ACT OF 1934

☒  Filed by the Registrant        ☐ Filed by a Party other than the Registrant

Check the appropriate box:

☒	Preliminary Information Statement
☐	Definitive Information Statement Only
☐	Confidential, for Use of the Commission (as permitted by Rule 14c)

CARDIFF INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________

Name of Person(s) Filing Information Statement, if other than Registrant:

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party: ____________________________
4)	Date Filed: ____________________________

CARDIFF INTERNATIONAL, INC.

2747 Paradise Road Unit 1103

Las Vegas, NV 89109

(818) 783-2100

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Cardiff International, Inc., a Colorado corporation (hereinafter the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our common stock, no par value (the “Stock”) have voted, to approve the following item:

PROPOSAL: To authorize the Company to increase the number of authorized shares of common stock from 250,000,000 to 3,000,000,000; to change the par value of the Common Stock to 0.00001; and to authorize 2 classes of Preferred Stock having 4 class A authorized and 10,000,000 Class B authorized. (This action will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado.)

Stockholders of record at the close of business on June 10, 2013 (the “Record Date”), are entitled to receive a copy of this information statement.

This information statement (the “Information Statement”), which describes the proposal in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Pursuant to Colorado law, our Articles of Incorporation and our Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve the proposal. As such, the stockholder approval of the increase in the authorized common stock will be effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado.

Your consent regarding the proposals is not required and is not being solicited in connection with this corporate action. This Information Statement will serve as the required notice to stockholders pursuant to the Exchange Act, of the approval by less than the unanimous written consent of our stockholders with respect to the proposal. We will first mail the Information Statement to all of our stockholders on or about July _______, 2013 to stockholders of record as of June 10, 2013.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors

/s/ Daniel Thompson
Daniel Thompson, Chairman, CEO and Director

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS IN CONNECTION WITH THIS NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT:

The Information Statement is available at: www.missiontuition.com

1

CARDIFF INTERNATIONAL, INC.

2747 Paradise Road Unit 1103

Las Vegas, NV 89109

(818) 783-2100

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders of record as of July __, 2013.

Cardiff International, Inc., a Colorado corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our Board of Directors (our “Board”) has previously approved, and the holders of a majority of the voting rights from shares of our common stock, no par value (the “Stock”), have previously executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting a proposal to increase the number of authorized shares of common stock to three billion; to change the par value of the Common Stock to 0.00001; and to authorize two classes of Preferred Stock having four class A authorized and ten million Class B authorized. No vote or other action is requested or required on your part.

The Eleven Majority stockholders submitted their consent to the shareholder resolution described in this Information Statement on or about June 10, 2013, to be effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado. As of June 10, 2013, the Majority Stockholders, of record, held 101,730,302 shares of the Company's common stock representing 53.94% of the Company's voting stock. The remaining outstanding shares of common stock are held by approximately 725 other shareholders. Two of the Majority Stockholders are either an officer or director of the Company.

BRIEF QUESTIONS AND ANSWERS REGARDING THE PROPOSED ACTION

What action was taken by written consent in lieu of a Shareholders’ Meeting?

Pursuant to the Action by Written Consent of the Stockholders in lieu of a Special Meeting, our stockholders holding at least a majority of the votes of the issued and outstanding shares of our Common Stock approved the amendment of our Articles of Incorporation to increase the authorized shares of common stock; to change the par value of the common stock; and to create two classes of preferred stock. Additional information regarding this proposal is set forth below in the section entitled “Approval of Proposal.”

How many shares of voting common stock were outstanding on June 10, 2013?

The approval of the proposal by the written consent of our stockholders requires the consent of the holders of at least a majority of our outstanding shares of Common Stock as of June 10, 2013 (the “Record Date”). As of the Record Date, June 10, 2013, there were 188,587,221 shares of our Common Stock issued and outstanding. Each share of our Common Stock is entitled to one vote. Our Chief Executive Officer and Director, Mr. Thompson is the beneficial holder of 31,270,375shares of our Common Stock representing approximately 16.58% of the shares entitled to vote on the Record Date, executed the Action by Written Consent of the Stockholders in Lieu of a Special Meeting. Additionally, the votes of 10 other shareholders additional votes are required to approve the proposed action; these individuals are: Mr. DiLeonardo, who is an officer of the corporation, who is the beneficial holder of 19,466,667 common shares representing approximately 10.3% of the shares entitled to vote on the Record Date; Mr. J Cameron, who is a affiliate shareholder of the corporation, who is the beneficial holder of 10,000,000 common shares representing approximately 5.3% of the shares entitled to vote on the Record Date; Mr. S Cameron, who is a affiliate shareholder of the corporation, who is the beneficial holder of 10,000,000 common shares representing approximately 5.3% of the shares entitled to vote on the Record Date; Mr. Duffy, who is a non-affiliate shareholder of the corporation, who is the beneficial holder of 7,938,880 common shares representing approximately 4.2% of the shares entitled to vote on the Record Date; Mr. Teel, who is a non-affiliate shareholder of the corporation, who is the beneficial holder of 6,000,000 common shares representing approximately 3.18% of the shares entitled to vote on the Record Date; Mr. E. Romero, who is a non-affiliate shareholder of the corporation, who is the beneficial holder of 5,000,000 common shares representing approximately 2.65% of the shares entitled to vote on the Record Date; Mr. R. Romero, who is a non-affiliate shareholder of the corporation, who is the beneficial holder of 5,000,000 common shares representing approximately 2.65% of the shares entitled to vote on the Record Date; Mr. Levy, who is a non-affiliate shareholder of the corporation, who is the beneficial holder of 5,000,000 common shares representing approximately 2.65% of the shares entitled to vote on the Record Date; Mr. Dunn, who is a non-affiliate shareholder of the corporation, who is the beneficial holder of 1,054,380 common shares representing approximately 0.56% of the shares entitled to vote on the Record Date; and Mr. Cline, who is a non-affiliate shareholder of the corporation, who is the beneficial holder of 1,000,000 common shares representing approximately 0.53% of the shares entitled to vote on the Record Date, all of which executed the Action by Written Consent of the Stockholders in Lieu of a Special Meeting.

2

Why is the Company approving the proposal through a stockholder written consent in lieu of holding a stockholder meeting?

The approval by the Board of Directors was done in response to an effort to reduce the prohibitive costs associated with obtaining a quorum of the shareholders, standing currently at approximately 725 shareholders, for the purpose of a shareholders meeting and vote to amend the Articles of Incorporation to increase the Company’s number of authorized common shares, change the par value of the common shares and to create two classes of preferred shares.

Further, under the Colorado Revised Statutes, our Articles of Incorporation, and our Bylaws, stockholder actions may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock is sufficient to approve the proposal. The Company is not required to solicit the vote of any additional stockholders to effect the proposed actions. The Company, however, is obligated by its Bylaws and the federal securities laws to provide this Information Statement to you in connection with the taking of corporate actions without a meeting.

For these reasons, the Board considered with its legal counsel whether there are alternatives that will allow the Company to conduct shareholder actions for the continuation of the Company associated with financing and conducting operations, and providing greater flexibility with respect to purposes that may include: providing equity incentives to employees or consultants, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

Has the Board approved the proposal?

Yes. The Board approved the proposal on June 03, 2013.

When will the proposal be effected?

The proposal to amend the Articles of Incorporation has been approved by the Board of Directors on June 03, 2013, but will be effective upon filing the amendment with the Secretary of State of Colorado. We anticipate the proposal to be effective on or about August ____, 2013.

Am I entitled to dissenter’s rights in connection with the proposal?

No. The Colorado Revised Statutes do not provide for dissenter’s rights with respect to the proposal.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 TO 3,000,000,000;

CHANGE IN THE PAR VALUE OF COMMON STOCK TO 0.00001; AND TO AUTHORIZE 2 CLASSES OF PREFERRED STOCK HAVING 4 CLASS A AND 10,000,000 CLASS B.

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our articles of incorporation Stock (the “Amendment”) to (i) increase our authorized shares of Common Stock from 250,000,000 shares to 3,000,000,000 shares; (ii) change the par value of the Common Stock to 0.00001; and (iii) authorize 2 classes of Preferred Stock having 4 class A and 10,000,000 Class B. The Amendment will become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Colorado. We will file the Amendment approximately (but not less than) 20 days after a definitive information statement is mailed to stockholders.

The form of Amendment to be filed with the Secretary of State of the State of Colorado is set forth as Appendix C to this information statement.

Outstanding Shares and Purpose of the Amendment

As of June 10, 2013, of the 250,000,000 shares of common stock, no par value, authorized by our Articles of Incorporation, 188,587,221 shares were issued and outstanding.  The amendment will increase the number of shares of authorized common stock to 3,000,000,000, leaving 2,811,412,779 shares of common stock authorized for issuance and create 4 Class A and 10,000,000 Class B Preferred Stock.

We expect that our growth may require the use of our common stock from time to time as part of financing transactions pursuant to which we would issue shares of our common stock or securities convertible into our common stock. Such shares may be issued in both public and private offerings of our securities.  We may also need to have common stock available for transactions such as acquisitions or employee incentives. By increasing our authorized shares to 3,000,000,000, which will leave us with 2,811,412,779 shares of authorized common stock for issuance, we will have greater flexibility in negotiating future transactions, since our ability to complete the transaction will not be subject to the delay and expense associated with obtaining the approval or consent of our shareholders at the same time the shares are needed.  Our stockholders do not have any preemptive rights to purchase additional shares of our common stock.  We presently have no plans, proposals or arrangements to issue any of the authorized shares of common stock that would be newly available for any specific purpose, including future financings.

3

Authorization of Class A and B Preferred Stock

Upon filing with the Colorado Secretary of State, the Amendment will authorize the issuance of up to 4 shares of Class A and 10,000,000 Class B preferred stock, both having a $0.0001 par value ("Preferred Stock").

Description of Preferred Shares

Class A is authorized to have 4 shares which do not bear dividends and converts to common shares four times the sum of: {all shares of Common Stock issued and outstanding at time of conversion + all shares of Series B Preferred Stocks issued and outstanding at time of conversion divided by the number of issued Class A shares at the time of conversion and have voting rights four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + all shares of Series B Preferred Stocks issued and outstanding at time of voting divided by the number of Class A shares issued at the time of voting.

Class B is authorized to have 10 Million shares, which have the right to bear dividends at the Board of Directors sole discretion, which have liquidation rights of $1.00 per share, which convert to common shares at the par value of 0.00001 but may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports , which anti dilutive to reverse stock splits, and have voting rights equal to 10 votes.

By constituting the Class A and B preferred stock, pursuant to the voting privileges of each class, we will have greater flexibility in negotiating future transactions, since our ability to complete the transaction will not be subject to the delay and expense associated with obtaining the approval or consent of our shareholders at the same time the shares are needed. Furthermore, the preferred classes afford the Board of Directors the capability to partially or completely retire the Company’s current liabilities related to accrued management expenses, non-affiliated shareholder loans and un-paid employee/consultant fees. We presently have no plans, proposals or arrangements to issue any of the authorized shares of preferred stock that would be newly available for any specific purpose, including future financings.

Effects of the Increase to the Number of Authorized Shares

Possible Dilution from Future Issuance of Additional Shares. The amendment will increase the number of authorized shares of common stock from 250,000,000 shares to 3,000,000,000; change the par value of the Common Stock to 0.00001; and authorize 2 classes of Preferred Stock having 4 Class A and 10,000,000 Class B. The interests of the holders of our common stock could be diluted as a result. Any future issuance of additional shares of our common stock could dilute future earnings per share, book value per share and the voting power and percentage ownership of existing shareholders.

Possible Anti-Takeover Effect from Future Issuances of Additional Shares. Any future issuance of additional shares also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of our common stock. Our board of directors could impede a takeover attempt by issuing additional shares and thereby diluting the voting power of other outstanding shares and increasing the cost of a takeover. A future issuance of additional shares of common stock or preferred could be made to render more difficult an attempt to obtain control of us, even if it appears the be desirable to a majority of shareholders, and it may be more difficult for our shareholders to obtain and acquisition premium for their shares or remove incumbent management. Although the increase in the number of authorized shares of our common stock and the creation of preferred stock may have an anti-takeover effect, the amendment has been proposed for the reasons stated above under the heading “Outstanding Shares and Purpose of the Amendment.” Our board of directors has no present intention to use the proposed increase in the authorized shares of our common stock or the preferred stock as a measure aimed at discouraging takeover efforts.

Neither our Articles of Incorporation nor our by-laws presently contain provisions having an anti-takeover effect and the amendment is not part of a plan by management to adopt a series of such amendments. Although it may do so, management does not presently intend to propose anti-takeover measures. Management currently has no knowledge of any specific effort to accumulate our securities or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Our common stock is traded on OTC Markets which is a quotation service, not an exchange. OTC Markets does not reserve the right to refuse to list or to de-list any stock which has unusual voting provisions that nullify or restrict its voting nor does it have requirements calling for shareholder vote on issuances of additional shares.

4

Advantages and Disadvantages of the increase to the Authorized Shares

As noted above, increasing the number of additional shares of common stock and the creation of the preferred classes of stock will provide us with the advantage of having greater flexibility in effecting possible future financings without the delay and expense associated with obtaining the approval or consent of our shareholders at the same time the shares are needed.  However, there is a disadvantage to our existing shareholders in that the issuance of additional shares of common stock or preferred stock will dilute their holdings. Furthermore, any future issuance of additional shares also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of our common stock, even if our shareholders believe that such action would be in their best interests.

Change in Par Value of Our Common Stock

Our board of directors has adopted a resolution to amend our articles of incorporation to change the par value of our common stock from no par value per share to $0.00001 per share. The amendment will not have any material effect on our business, operations, reporting requirements or stock price. Stockholders will not be required to have new stock certificates reflecting the change in the par value. A copy of the proposed resolution adopting the amendment to our articles of incorporation to change our par value per share is contained in Appendix A to this Information Statement.  The amendment will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Colorado following the corporate actions described in this Information Statement.

We believe that a change from a no par value to a par value of $0.00001 will provide us with greater flexibility in utilizing our common shares for various corporate purposes.  We also believe that a reduction in par value will provide us with greater flexibility with respect to the issuance of stock and stock-based compensation because Colorado law requires that we receive at least the par value per share as payment for our common stock.

Par value is used to designate the lowest value for which a corporation can sell its stock, and is used in valuing the common stock on a corporation balance sheet. Historically, the concepts of par value and the stated capital of a corporation were to protect creditors and senior security holders by ensuring that a corporation received at least the par value as consideration for issuance of its shares. Over time, these concepts have lost their significance for the most part. In fact, Colorado corporate law permits the issuance of shares without par value. Most newly formed companies, including most of our peers, have no par value or a minimal par value.  The proposed change in par value will place us among our peers with respect to our par value.

Furthermore, the reduction in the par value would have no effect on our stockholders’ equity as computed according to generally accepted accounting principles and as such equity is shown in our financial statements. The change in the par value would not change the number of authorized shares of our common stock. The change in par value will also not affect our outstanding options or employee benefit plans.

The change from no par value per share to $0.00001 per share will result in a reclassification of charges on our balance sheet, shifting values within the “stockholder’s equity” category between the “common stock” line item and the “additional paid in capital” line item.  This reclassification will not affect the net value of the “stockholders’ equity” line item, and thus will not affect the overall balance sheet values. The change will not affect our profit and loss statement.

5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the Common Stock of the Company as of June 10, 2013, for (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's executive officers, (iii) each of the Company's directors and (iv) all directors and executive officers as a group. Applicable percentage ownership in the following table is based on 188,587,221 shares of Common Stock outstanding for issuance as of June 10, 2013.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In addition, shares of Common Stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of June 10, 2013, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

Shareholder(4)	Common Stock (1)		Percentage

Daniel Thompson (2)	31,270,375	(3)	16.58%

Joseph DiLeonardo (2)	19,466,667	(4)	10.3%

James Cameron	10,000,000		5.3%

Stuart Cameron	10,000,000		5.3%

All officers and directors as a group 2 persons	50,486,342		26.7%

TOTAL	188,587,22		100%

_________________

(1)	For purposes of this table “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common shares that such person or group has the right to acquire within 60 days after June 10, 2013. For purposes of computing the percentage of outstanding common shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after June 10, 2013 are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group.
(2)	These are the officers and directors of the Company.
(3)	Includes 31,270,375 shares owned by the Thompson Family Trust.
(4)	Includes 19,466,667shares issued in the name of Mr. DiLeonardo.

DESCRIPTION OF SECURITIES

General

Our Articles of Incorporation currently authorize us to issue a maximum of 250,000,000 shares of common stock, no par value per share. As of the June 10, 2013, there were 188,587,221 shares of Common Stock issued and outstanding.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes, such as liquidation, merger or an amendment to the articles of incorporation. Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

6

DISSENTER’S RIGHTS

Under the Colorado Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

COST OF INFORMATION STATEMENT

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s voting securities.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

*        Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012.

The Company is currently behind in its filing obligations under the Exchange Act; the amendments will allow the company to address its going concern requirements by enabling it to seek further investment into the Company which will bring it into compliance with its filing obligations under the Exchange Act.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC's EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors

/s/ Daniel Thompson
Daniel Thompson, Chairman, CEO and Director
Las Vegas, Nevada

7

APPENDIX “A”

Articles of Amendment

To the

Articles of Incorporation

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is CARDIFF INTERNATIONAL, INC.

SECOND:  The following amendment to the Articles of Incorporation was adopted on June 10, 2013, as prescribed by the Colorado Business Corporation Act, in the manned marked by an “X” below:

Paragraph 1 of Article V of the Articles of Incorporation shall be amended to read as follows:

‘The Corporation shall have 3 classes of stock. The total number of shares of stock which this Corporation shall have authority to issue is 3,010,000,004, of which 3,000,000,000 shares shall be Common Stock, $0.00001 par value per share (the Common Stock"); and 4 shares shall be Series A Preferred Stock, $0.0001 par value per share (the "Series A Preferred Stock"); and 10,000,000 shares shall be Series B Preferred Stock, $0.0001 par value per share (the "Series B Preferred Stock", and together with the Series A Preferred Stock, the `Preferred Stock") of which the certificate of designation, preferences, rights and limitations can be found in Exhibit A;. Subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, the Board of Directors of the Corporation is authorized to issue the preferred stock from time to time In one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such preferred stock. Subject to the powers, preference, and rights of any preferred stock, including any series thereof, having any preference or priority over, or rights superior to, the common stock and except as otherwise provided by law, the holders of common stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation and each share of common stock shall be entitled to one vote.

CERTIFICATE OF DESIGNATION, SERIES A PREFERRED STOCK

1.1 DESIGNATION. The class of stock of this corporation shall be named and designated “Series A Preferred Stock”. It shall have 4 shares authorized at $0.0001 par value per share, and are authorized pursuant to Article V of the Corporation's Amended Certificate of Incorporation (the “Series A Preferred Stock” or “Series A Preferred Shares”).

1.2 CONVERSION RIGHTS.

a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of shares of Series B Preferred Stocks which are issued and outstanding at the time of conversion.

b. Each individual share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of conversion + all shares of Series B Preferred Stocks issued and outstanding at time of conversion}]

divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of conversion]

8

1.3 ISSUANCE. Shares of Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by Management, employees or consultants, or as directed by a majority vote of the Board of Directors. The number of Shares of Preferred Stock to be issued to each qualified person (member of Management, employee or consultant) holding a Note shall be determined by the following formula:

For retirement of debt:

     n

∑ x i     =    number of shares of Series A Preferred Stock to be issued

  i   = 1

where x 1 + x 2 + x 3 …+… x n represent the discrete notes and other obligations owed the lender (holder), which are being retired.

1.4 VOTING RIGHTS.

a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of Series B Preferred Stocks which are issued and outstanding at the time of voting.

b. Each individual share of Series A Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + all shares of Series B Preferred Stocks issued and outstanding at time of voting}]

divided by: [the number of shares of Series A Preferred Stock issued and outstanding at the time of voting]

CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B PREFERRED STOCK

1.1. DESIGNATION AND NUMBER OF SHARES. 10,000,000 shares of Series B Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), are authorized pursuant to Article V of the Corporation's Amended Certificate of Incorporation (the “Series B Preferred Stock” or “Series B Preferred Shares”).

1.2. DIVIDENDS. The holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

1.3. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series B Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalization and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed to the holders of the Corporation's Common Stock.

1.4. CONVERSION AND ANTI-DILUTION.

(a) Each share of Series B Preferred Stock shall be convertible at par value $0.00001 per share (the “Series B Preferred”), at any time, and/or from time to time, into the number of shares of the Corporation's common stock, par value $0.00001 per share (the "Common Stock") equal to the price of the Series B Preferred Stock as stated in 2.6 of the Bylaws, divided by the par value of the Series B Preferred, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). For example, assuming a $2.50 price per share of Series B Preferred Stock, and a par value of $0.0001 per share for Series B Preferred each share of Series B Preferred Stock would be convertible into 250,000 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

9

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series B Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(c) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series B submitting such conversion notice.

(d) Shares of Series B Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section 2.4(a) prior to the reverse split. The conversion rate of shares of Series B Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

1.5 VOTING RIGHTS. Each share of Series B Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Company.

1.6 PRICE.

(a) The initial price of each share of Series B Preferred Stock shall be $2.50.

(b) The price of each share of Series B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

LOCK-UP RESTRICTIONS ON CONVERSION.  Shares of Series B Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.’

___           No shares have been issued or Directors Elected – Action by Incorporators.

___           No shares have been issued but Directors Elected – Action by Directors.

___           Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

  X              Such amendment was adopted by a vote of the shareholders.  The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing the corporate name, the new name of the corporation is: __________

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: ___________________________________________________

If these amendments are to have a delayed effective date, please list that date:________

(Not to exceed 90 days from the date of filing)

CARDIFF INTERNATIONAL, INC.

By:_____________________________
Title:____________________________

10